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                                                                     EXHIBIT 4.2

                                      EXHIBIT A

                               STOCK PURCHASE AGREEMENT


    THIS STOCK PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between FIRST PACIFIC NETWORKS, INC., a Delaware corporation, with headquarters located at 871 Fox Lane, San Jose, California 95131 (the "Company"), and the undersigned (the "Buyer" or "Purchaser").

                                     WITNESSETH:

    WHEREAS, the Company and the Buyer are executing and delivering this Stock Purchase Agreement (the "Agreement") in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"); and

    WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, Series G Preferred Stock ($.001 par value) (the "Preferred Stock") of the Company which will be convertible into shares of Common Stock, $.001 par value (the "Common Stock"), of the Company, subject to acceptance of this Agreement by the Company;

    NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

    1.   AGREEMENT TO PURCHASE; PURCHASE PRICE.

    A. PURCHASE. Buyer hereby agrees to purchase from the Company shares of the Company's Preferred Stock at a purchase price of $1,000 per share.
The Preferred Stock will have the rights, preferences and privileges set forth in the form of the Certificate of Designation of the Series G Preferred Stock of the Company attached hereto as Annex I. The number of shares of Preferred Stock being purchased by the buyer and the total purchase price of Preferred Stock being purchased shall be as set forth on the signature page hereto. The purchase price shall be payable in United States Dollars.

    B. FORM OF PAYMENT. The Buyer shall pay the purchase price for the Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as ANNEX II (the "Joint Escrow Instructions"). Such delivery of funds shall be made against delivery by the Company of the Certificates evidencing the shares of Preferred Stock being purchased by the Buyer duly executed on behalf of the Company. Promptly following payment by the Buyer to the Escrow Agent of the purchase price of the Preferred Stock, the Company shall deliver a Certificate for the Preferred Stock duly executed on behalf of the Company, to the Escrow Agent. By signing this Agreement, the Buyer and the Company each agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

    C. METHOD OF PAYMENT. Payment into escrow of the purchase price for the Preferred Stock being purchased shall be made by wire transfer of funds to:

         Bank of New York
         350 Fifth Avenue
         New York, New York  10001

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         ABA# 021000018
         For credit to the account of Krieger & Prager, Esqs.
         Escrow Account No. 637-1496910

Not later than 1:00 p.m., New York time, on the date which is three (3) New York Stock Exchange trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the aggregate purchase price for the Preferred Stock being purchased, in currently available funds.

    2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

    The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

    A. The Buyer is purchasing the Preferred Stock and would be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof;

    B. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), and (ii) experienced in making investments of the kind described in this Agreement, and the related documents, (iii) able, by reason of the business and financial experience of its officers and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Preferred Stock;

    C. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock issuable upon conversion of, or in lieu of payment of interest on, the Preferred Stock (the "Shares" and, together with the Preferred Stock, the "Securities") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or with respect to the Preferred Stock pursuant to an exemption from registration;

    D. The Buyer understands that the Preferred Stock is being offered and sold, and the Shares are being offered, to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock and to receive an offer of the Shares;

    E. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-K for the fiscal year ended March 31, 1996, (2) Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 1996; (3) definitive Proxy Statement for its 1996 Annual Meeting of Stockholders; and (4) Registration Statement on Form S-3 as filed on September 12, 1996;.

    F. The Buyer understands that its investment in the Securities involves a high degree of risk;

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    G.   The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities;

    H. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally; and

    I. The Buyer is not purchasing the Preferred Stock for the purpose of covering any short sales of the Common Stock made by the Buyer with the Shares.

    3.   COMPANY REPRESENTATIONS, ETC.

    The Company represents and warrants to the Buyer that:

    A. CONCERNING THE SHARES. The Shares have been duly authorized and, when issued upon conversion of the Preferred Stock in accordance with this Agreement and the Certificate of Designation, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any Stockholder of the Company, as such, to acquire the Shares. The COMPANY has registered its common stock pursuant to Section 12 of the Exchange Act and the common stock trades on NASDAQ/Small Cap Market, and has received no notice, either oral or written, with respect to discontinuance of its continued eligibility for such listing.

    B. STOCK PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT AND STOCK. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as Annex IV (the "Registration Rights Agreement"), have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

    C. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by the Company of the issuance of the Securities and the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any material existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets.

    D. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the Stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Preferred Stock to the Buyer as contemplated by this Agreement.

    E. INFORMATION PROVIDED. The information provided by or on behalf of the Company to the Buyer and referred to in Section 2(e) of this Agreement does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the

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light of the circumstances under which they are made, not misleading at the time such statements are made.


    F. ABSENCE OF LITIGATION. Except as disclosed in the Company's public filings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

    G. ABSENCE OF EVENTS OF DEFAULT. No event of default, as defined in any material agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an event of default (as so defined), has occurred and is continuing.

    4.   CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

    A. TRANSFER RESTRICTIONS. The Buyer acknowledges that (1) the Preferred Stock being purchased has not been and is not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

    B. RESTRICTIVE LEGEND. The Buyer acknowledges and agrees that the certificates evidencing the shares of Preferred Stock being purchased, and, until such time as the Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with such Registration Statement, the certificates for the Shares, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

    C. REGISTRATION RIGHTS AGREEMENT. The parties hereto agree to enter into the Registration Rights Agreement, in the form attached hereto as ANNEX IV, on or before the Closing Date.

    D. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the shares of Preferred Stock being purchased as required by United States laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

    E. REPORTING STATUS. So long as the Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

    F. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees and finder's fees in connection with the sale of the Preferred Stock) for the repayment of the Company's obligations and internal working capital purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other person.

    5.   TRANSFER AGENT INSTRUCTIONS.

    Promptly following the delivery by the Buyer of the aggregate purchase price for the Preferred Stock being purchased by the Buyer in accordance with
Section 1(c) hereof, and prior to the Closing Date, the Company will irrevocably instruct its transfer agent to issue certificates for the Shares from time to time upon conversion of the Preferred Stock in such amounts as specified From time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this
Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Shares, promptly instruct the Company's transfer agent to issue one or more share certificates in such name and in such denominations as specified by the Buyer.

    6.   STOCK DELIVERY INSTRUCTIONS.

    The Certificates evidencing the shares of Preferred Stock being purchased by the buyer shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof on a delivery against payment basis at the closing.

    7.   CLOSING DATE.

    The date and time of the issuance and sale of the Preferred Stock (the "Closing Date") shall be not later than 12:00 Noon, New York time, on the date which is one New York Stock Exchange trading day after the date on which the Buyer has deposited the purchase price for the Preferred Stock with the Escrow Agent in accordance with Section 1(c) hereof, or such other mutually agreed to time, but not later than September 30, 1996 unless waived by the Company. The closing shall occur on the Closing Date at the offices of the Escrow Agent.

    8.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

    The Buyer understands that the Company's obligation to sell Preferred Stock to the Buyer pursuant to this Agreement is conditioned upon:

    A. The receipt and acceptance by the Company of the Agreement and Agreements of other Buyers as evidenced by execution of the Agreement and such other Agreements by the Company for in aggregate at least 3,500 shares of Preferred Stock (or such lesser amount as the Company, in its sole discretion, shall determine);

    B. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the purchase price for the Preferred Stock being purchased by the buyer in accordance with Section 1(c) hereof; and

    C. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement as if made on the Closing Date and the performance by the Buyer on or before the Closing Date of all covenants and agreements of the Buyer required to be performed on or before the Closing Date.

    D. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

    9.   CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

    The Company understands that the Buyer's obligation to purchase the Preferred Stock is conditioned upon:

    A. Acceptance by the Company of this Agreement, as indicated by the Company's execution of this Agreement;

    B. Delivery by the Company to the Escrow Agent of certificates in the name of buyer evidencing the shares of the Preferred Stock being purchased by the buyer in accordance with this Agreement;

    C. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date; and

    D. On the Closing Date, the Buyer having received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, to the effect set forth in Annex III attached hereto.

    10.  ADDITIONAL CONDITIONS.

    Notwithstanding anything to the contrary contained in Annex I (the "Certificate of Designation"), Purchaser agrees not to convert the Preferred Stocks originally issued to Purchaser at the Closing into Common Stocks, except in accordance with and subject to the terms and conditions set forth in this Secton 10. One-third (1/3) of such Preferred Stocks originally issued to Purchaser at the Closing shall be convertible by Purchaser or any subsequent holder of such Preferred Stockss (a "Holder") thereof into shares of Common Stock on and after the 60th day following the Closing Date, two-thirds (2/3) of such Preferred Stocks originally issued to Purchase at the Closing shall be convertible by the Holder thereof into shares of Common Stock on and after the 75th day following the Closing Date, and the balance of such Preferred Shares shall be convertible by the Holder thereof into Common Shares on and after the 90th day following the Closing Date.

    11.  GOVERNING LAW:  MISCELLANEOUS.

    This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in each case addressed to a party at such party's address shown in the introductory paragraph or on the signature page of this Agreement or such other address as a party shall have provided by notice to the other party in accordance with this provision.

    IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer thereunto duly authorized as of the date set forth below.

NUMBER OF SHARES  OF PREFERRED STOCK BEING PURCHASED:

TOTAL PURCHASE PRICE ($1,000 per shares):                  $

NAME OF BUYER:
SIGNATURE:
         By:
             ----------------------
TITLE:
          -------------------------

DATE:
ADDRESS:

    This Agreement has been accepted as of the date set forth below.

    FIRST PACIFIC NETWORKS, INC.

By:
    -------------------------

Title:
    -------------------------

Date:
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